EXHIBIT 32.02
CERTIFICATION BY SENIOR VICE PRESIDENT OF ACCOUNTING AND FINANCE
     I, Gregory T. Donovan, the Senior Vice President of Accounting and Finance of Campbell & Company, Inc. as managing operator, of The Campbell Fund Trust, certify that (i) the Form 10K for the year ended December 31, 2007 of The Campbell Fund Trust fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10K for the year ended December 31, 2007 fairly presents, in all material respects, the financial condition and results of operations of The Campbell Fund Trust.

THE CAMPBELL FUND TRUST
By:	Campbell & Company, Inc., managing operator

By:	/s/ Gregory T. Donovan
Gregory T. Donovan
Senior Vice President of Accounting and Finance
March 31, 2008

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